UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

(410) 494-2580
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2013, Carrollton Bancorp (the "Company") and its wholly-owned subsidiary, Bay Bank, F.S.B. (the "Bank"), appointed Edward J. Schneider to serve as their Executive Vice President and Chief Financial Officer. A copy of the Company's press release dated May 15, 2013 announcing the appointment is filed as Exhibit 99.1 to this report.

Prior to his appointment and since 2009, Mr. Schneider, age 51, served as Executive Vice President, Chief Financial Officer and Treasurer of Annapolis Bancorp and its bank subsidiary, BankAnnapolis, where he directed the accounting, finance, human resources, residential mortgage and information technology departments. Between 2005 and 2009, he served as Controller and Chief Accounting Officer of CitiFinancial Branch Network, where he managed 160 financial professionals in the fiscal and accounting operations of approximately 1,600 consumer loan branches and the Citigroup auto lending business and credit insurance business. Between 1986 and 2005, Mr. Schneider held management positions at several other financial institutions, including at MBNA, Citigroup, and First Fidelity Bancorporation. Mr. Schneider holds a Bachelor of Science degree from Allegheny College and a Masters of Business Administration degree from Rutgers University.

The Bank and Mr. Schneider intend to enter into an employment agreement that will have a term of one year and provide for, among other things, (i) the payment of an annual salary of $190,000, (ii) participation in the Bank's annual incentive plan for 2013 and the opportunity to earn a prorated cash award thereunder of up to 25% of Mr. Schneider's annual salary, with a minimum payment of $15,000, (iii) the grant of options to purchase 50,000 shares of the Company's common stock, (iv) $300,000 in group term life insurance coverage, and (v) participation in the Bank's standard employee benefit plans. The Company will announce that employment agreement in a future report once it has been signed and delivered.

Neither Mr. Schneider nor any of his affiliates has been or is subject to a transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrollton Bancorp (Registrant)
May 15, 2013 (Date)	By:	/s/ KEVIN B. CASHEN Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 15, 2013 (filed herewith)